United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

Pineapple Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 996-1674

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on October 27, 2023, Pineapple Energy Inc. (the "Company") received a notice from the Listing Qualifications Department (the "Staff") of the Nasdaq Stock Market ("Nasdaq") informing the Company that because the closing bid price for the Company's common stock listed on Nasdaq was below $1.00 per share for the last 31 consecutive business days, the Company did not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2) (the "Minimum Bid Price Rule"). In accordance with Nasdaq's Listing Rules, the Company has a period of 180 calendar days, or until April 24, 2024, to regain compliance with the Minimum Bid Price Rule.

On February 27, 2024, the Staff issued another notice (the "February Notice") notifying the Company that the Company's common stock had a closing bid price of $0.10 or less for 10 consecutive trading days (February 12, 2024 to February 26, 2024). Accordingly, the Company is subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the "Low Priced Stock Rule"). As a result, the Staff has determined to delist the Company's securities from Nasdaq effective as of the opening of business on March 7, 2024, unless the Company requests an appeal before the Nasdaq Hearings Panel (the "Panel") of the Staff's determination by March 5, 2024, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company requested a hearing before the Panel to appeal the February Notice, and Nasdaq has scheduled the hearing for April 30, 2024. Accordingly, the delisting action has been stayed, pending a final written decision by the Panel. There can be no assurance that the hearing will occur, that a favorable decision will be obtained if the hearing is held, that the Panel will grant any request for an extension period within which to regain compliance, or that the Company will be able meet the continued listing requirements during any compliance period or in the future.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations or beliefs and are subject to uncertainty and changes in circumstances. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. For information about the factors that could cause such differences, please refer to the Company's filings with the Securities and Exchange Commission, including, without limitation, the statements made under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and subsequently filed Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations or beliefs and are subject to uncertainty and changes in circumstances. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. For information about the factors that could cause such differences, please refer to the Company's filings with the Securities and Exchange Commission, including, without limitation, the statements made under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and subsequently filed Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINEAPPLE ENERGY INC.

Date: March 1, 2024	By:	/s/ Kyle J. Udseth
Kyle J. Udseth Chief Executive Officer